UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rocky Mountain Chocolate Factory, Inc. issued the following press release on June 30, 2022:

ROCKY MOUNTAIN CHOCOLATE FACTORY TO HOLD FIRST FISCAL QUARTER 2023 INVESTOR EARNINGS CALL ON JULY 14

DURANGO, CO / June 30, 2022 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or "RMCF"), today announced that it will host its first fiscal quarter 2023 earnings teleconference on Thursday, July 14, 2022, at 9:00 a.m. Eastern time. The Company will issue financial results after the market close on July 13.

Rob Sarlls, who was appointed Chief Executive Officer in May, will discuss the Company’s first quarter results and provide an update on its evolving business strategy and recently introduced franchisee engagement initiatives.

“Relaunching our quarterly calls was an enthusiastically endorsed decision, and long overdue. The Company and the management team benefit, as well as our shareholders and all stakeholders, from open and consistent communication. It strengthens relationships, reinforces credibility, and helps build sustainable value. We continue to step up engagement with employees, franchisees, business partners, the investment community, and, most importantly, our customers.”

Shareholders and interested parties may join the conference call by dialing 888.506.0062 and using access code 982001. International participants should dial 973.528.0011 and use access code 982001.

A replay of the conference call will be available one hour after completion of the call for 30 days by dialing 877.481.4010 and using access code 45920. International participants should dial 919.882.2331 and use passcode 45920 to access the replay.

A transcript of the call will be available at https://www.rmcf.com/InvestorRelations.aspx (RMCF Earnings Call July 14, 2022) approximately 24 hours after the call has ended.

About Rocky Mountain Chocolate Factory, Inc.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

The Company has filed a preliminary proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on June 24, 2022 in connection with such solicitation of proxies from stockholders for the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ RMCF’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

RMCF, its directors and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF’s directors and executive officers, is included in RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022,, and other filings of the Company and its directors and certain of its executive officers with the SEC from time to time. Changes to the direct or indirect interests of RMCF’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in RMCF will be set forth in the definitive proxy statement for the Annual Meeting and other relevant documents to be filed with the SEC, if and when they become available.